EXHIBIT 16.1

August 12, 2011

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Re: Matador Resources Company

Dear Sir or Madam

We have read the statements made by Matador Resources Company under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Changes in Accountants” in the accompanying Registration Statement on Form S-1, which is being filed with the Securities and Exchange Commission on August 12, 2011, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ GRANT THORNTON, LLP